EXHIBIT 23.1
                INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ryan's Family Steak Houses, Inc.:

We   consent   to  incorporation  by  reference  in  the
Registration Statements on Form S-8 of Ryan's Family Steak Houses, Inc. Incentive Stock Option Plan (No. 2-83987), Ryan's Family Steak Houses, Inc. 1987 Stock Option Plan (No. 33-15924), and Ryan's Family Steak Houses, Inc. 1991 Stock Option Plan (No. 33-53834) of our report dated January 22, 1997, relating to the consolidated balance sheets balance sheets of Ryan's Family Steak Houses, Inc. and subsidiaries as of January 1, 1996 and January 3, 1996 and the related consolidated statements of earnings and cash flows for each of the years in the three-year period ended January 1, 1997, which report is incorporated by reference in the 1996 annual report on Form 10-K of Ryan's Family Steak Houses, Inc. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed of."



Greenville, South Carolina             KPMG Peat Marwick LLP
March 28, 1997